                SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

EASTERN GOLDFIELDS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-52151	88-0441307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1660 Hotel Circle North, Suite 207, San Diego, California 92108

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (619) 280-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

As used herein, the terms, “we,” “us,” “our,” and the “Company” refers to Eastern Goldfields, Inc., a Nevada corporation and its subsidiaries, unless otherwise stated.

ITEM 1.01	Entry into a Material Definitive Agreement

On March 31, 2008, we entered into a Convertible Loan Agreement (the “Loan Agreement”) with Phoenix Gold Fund, Ltd. and Asian Investment Management Services, Ltd. (both, jointly as the “Lenders”).

Under the terms of the Loan Agreement, the Lenders agreed to lend to the Company the sum of 32,000,000 South African Rands (the “Loan Amount”) on March 28, 2008 or upon the Company receives approval from Excon. The Loan Agreement provides that:

(1)

the Loan Amount (and all amounts that maybe due the Lenders there under) is convertible into the Company’s common stock in an amount equal to an aggregate of 6.90% of the Company’s Common Stock (the “Shares”) provided that the Company obtains approval for listing of its common stock on the Johannesburg Stock Exchange within 12 months from the date of the Loan Agreement.

(2)

in the event that: (a) the Company obtains the listing on the Johannesburg Stock Exchange within six months, then no interest shall accrue or be payable on the Loan Amount; (b) if the Company is not successful in obtaining the listing within the six month period, then interest shall accrue and become payable at the South African Prime Rate (the “Prime Rate”); and (c) if the company obtains the listing after six months from the date of the Loan Agreement but before 12 months from the Loan Agreement, then interest shall accrue and be payable monthly on the outstanding balance of the Loan Amount until conversion of the Loan or the company’s payment thereof. All interest that may become due and payable is computed using the Prime Rate.

(3)

In the event that the Company is not successful in obtaining the listing of its common stock on the Johannesburg Stock Exchange by March 28, 2009 or if such listing is granted subject to conditions that are not reasonably acceptable to the Company, the Lenders have the right, upon 30 days written notice to the Company to either: (a) demand that the full amount of the Loan Amount (and all other amounts that may be the Lenders) be repaid in full; or (b) demand the issuance of the Shares. In the event that the Company receives said notice from the Lenders, the Company is obligated to fulfill its obligations made in any said demand within 14 calendar days.

(4)	The Loan Agreement and the obligations of the Company are not secured by any collateral or any asset of the Company.

(5)

The Loan Agreement contains representations and warranties that are customary for loan transactions including, but limited to, undertakings obligating the Company to cooperate with the Lenders, a prohibition on any unilateral assignment of any rights or the delegation of any duties under the Agreement without the consent of the Lenders. In addition, the Loan Agreement is governed by the laws of South Africa.

While the Company’s management believes that the Loan Agreement provides the Company with a prudent source of additional capital at a reasonable cost in light of the Company’s current circumstances, the Company’s stockholder will incur dilution of their investment in and to the extent that the Loan Amount (and all amounts due under the Loan Agreement) are paid n the form of the Shares upon conversion of the Loan Amount.

ITEM 1.01	Entry into a Material Definitive Agreement

On April 21, 2008 we entered into an Addendum to Sale of Shares and Claims Agreement (the “First Amendment”). The First Amendment amends the February 21, 2008 agreement (the “Agreement”) we entered into with Caledonia Mining Corporation Limited (“Caledonia”) wherein we agreed to purchase from Caledonia’s wholly-owned subsidiary, Maid ‘O the Mist (Pty) Limited, all of the outstanding capital stock of Barbrook Mines Limited (“Barbrook”) and assume certain associated shareholder loan accounts. Under the First Amendment, the parties agreed to the period for the acquisition of the capital stock of Barbrook (and the payment of the associated shareholder loan accounts of approximately R70,000,000 (Rand)) to May 31, 2008. In all other respects, the terms of the planned acquisition of Barbrook remains unchanged.

FORWARD-LOOKING STATEMENTS

THIS FORM 8-K CONTAINS “FORWARD-LOOKING STATEMENTS.” FORWARD-LOOKING STATEMENTS ARE STATEMENTS CONCERNING PLANS, OBJECTIVES, GOALS, STRATEGIES, EXPECTATIONS, INTENTIONS, PROJECTIONS, DEVELOPMENTS, FUTURE EVENTS, OR PERFORMANCE, UNDERLYING (EXPRESSED OR IMPLIED) ASSUMPTIONS AND OTHER STATEMENTS THAT ARE OTHER THAN HISTORICAL FACTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS. NO ASSURANCES CAN BE GIVEN THAT SUCH PREDICTIONS WILL PROVE CORRECT. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. FORWARD-LOOKING STATEMENTS SHOULD BE READ IN LIGHT OF THE CAUTIONARY STATEMENTS AND RISKS THAT INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS ASSOCIATED WITH A SMALL COMPANY, OUR COMPARATIVELY LIMITED FINANCIAL RESOURCES, THE UNCERTAINTY ASSSOCIATED WITH OBTAINING TIMELY AND ACCEPTABLE REGULATORY APPROVALS, AND THE UNCERTAINTIES OF COMPETITIVE AND MARKET PRESSURES WE FACE. THESE OR OTHER RISKS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FUTURE RESULTS INDICATED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS. WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE SUCH STATEMENTS.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN GOLDFIELDS, INC.

Date: April 22, 2008	By:	/s/ Michael McChesney

Michael McChesney, Chief Executive Officer